Exhibit 10.9

Execution Version

SUPPLEMENT TO THE GUARANTEE

This Supplement, dated as of November 16, 2015 (this “Supplement”), supplements the GUARANTEE, dated as of May 22, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee”), among each of the Guarantors listed on the signature pages thereto (each, individually, a “Guarantor” and, collectively, the “Guarantors”), and Jefferies Finance LLC, as the Collateral Agent for the benefit of the Secured Parties.

A. Reference is made to that certain Credit Agreement, dated as of May 22, 2015 (as amended on the date hereof pursuant to Amendment No. 1 to Credit Agreement and Joinder Agreement and as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Batman Intermediate Holdings B, Inc., a Delaware corporation, Batman Merger Sub, Inc., a Delaware corporation (as further defined in Section 1.1 of the Credit Agreement, the “Borrower”), the Lenders from time to time party thereto, Jefferies Finance LLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, the Swingline Lender and a Lender, and the other parties party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C. The Guarantors have entered into the Guarantee in order to induce the Administrative Agent, the Collateral Agent, the Lenders, the Swingline Lender and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders to make Loans to the Borrower, the Swingline Lender to make Swingline Loans to the Borrower and the Letter of Credit Issuer to issue Letters of Credit for the account of Holdings, the Borrower and the Restricted Subsidiaries, and to induce one or more Cash Management Banks, Bank Product Providers or Hedge Banks to enter into Secured Cash Management Agreements, Secured Bank Product Agreements or Secured Hedge Agreements with Holdings, the Borrower and/or the Restricted Subsidiaries.

D. Section 9.11 of the Credit Agreement and Section 20 of the Guarantee provide that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement or as otherwise provided in the Credit Agreement. Elastica, Inc., a Delaware corporation (the “New Guarantor”), is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders, the Swingline Lender and the Letter of Credit Issuer to make additional Extensions of Credit (and as consideration for Extensions of Credit previously made) and to induce one or more Hedge Banks, Bank Product Providers or Cash Management Banks to enter into Secured Hedge Agreements, Secured Bank Product Agreements and Secured Cash Management Agreements.

Accordingly, the Collateral Agent and the New Guarantor agrees as follows:

SECTION 1. In accordance with Section 20 of the Guarantee, the New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder (for purposes of Section 11(a) thereunder, such representations and warranties are limited to those contained in Sections 8.1 through 8.3, 8.6 and 8.7 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include the New Guarantor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 3. Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Schedule 13.2 to the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

ELASTICA, INC., as the New Guarantor

By:	/s/ Gregory Hampton
Name: Gregory Hampton
Title: President and Treasurer

[Signature page to Guarantee Supplement]

JEFFERIES FINANCE LLC, as the Collateral Agent

By:	/s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

[Signature page to Guarantee Supplement]